UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 9, 2021
Ingersoll Rand Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-A Beaty Street
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2021, Mr. Peter M. Stavros, a member and Chairman of the Board of Directors (the “Board”) of Ingersoll Rand Inc. (the “Company”) and a member of the Nominating and Corporate Governance Committee of the Company delivered his resignation to the Company, effective immediately.  Also on November 9, 2021, Mr. Joshua T. Weisenbeck, a Board member and Chairman of the Compensation Committee of the Board delivered his resignation to the Company, effective immediately. The resignations of Mr. Stavros and Mr. Weisenbeck were not the result of any disagreement with the Company, the Company’s management, or any other member of the Board.

Effective November 9, 2021, the Board, in light of the above resignations and on the recommendation of the Nominating and Corporate Governance Committee, decreased the size of the Board from ten (10) to eight (8) directors.

Item 7.01	Regulation FD Disclosure.

On November 9, 2021, the Company issued a press release announcing the following Board leadership changes, including the resignations of Messrs. Weisenbeck and Stavros. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On November 9, 2021, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved revisions to the Company’s Corporate Governance Guidelines creating a role of Lead Director of the Board. The creation of the Lead Director role reflects the Company’s continued commitment to enhanced corporate governance best practices. The duties and responsibilities of the Lead Director are set forth in the Company’s amended Corporate Governance Guidelines. A copy of the amended Corporate Governance Guidelines is available on the Company’s website at www.irco.com under Investors: Governance: Governance Documents & Charters: Corporate Governance Guidelines. Our website and the information contained on or connected to that site are not incorporated into this Current Report on Form 8-K.

Also on November 9, 2021, and in each case upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. William P. Donnelly to the newly created role of Lead Director, appointed Ms. Kirk E. Arnold to the role of Chairman of the Compensation Committee and appointed Mr. Vicente Reynal to the role of Chairman of the Board.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Ingersoll Rand Inc., dated November 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

	By:	/s/ Andrew Schiesl
Andrew Schiesl
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

Date: November 9, 2021